CONSOLIDATED FINANCIAL STATEMENTS
AND INDEPENDENT AUDITORS’ REPORT

TETON FINANCIAL SERVICES, INC.
AND SUBSIDIARY

December 31, 2020 and 2019

INDEPENDENT AUDITORS’ REPORT

Board of Directors
Teton Financial Services, Inc.
Jackson, Wyoming

We have audited the accompanying consolidated financial statements of Teton Financial Services, Inc. and Subsidiary, which are comprised of the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Teton Financial Services, Inc. and Subsidiary at December 31, 2020 and 2019 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

1580 Lincoln Street • Suite 700 • Denver, CO 80203
303/296-6033 • FAX 303/296-8553
Certified Public Accountants •A Professional Corporation

Report on Consolidating Information

Our audits were conducted for the purpose of forming an opinion on the 2020 and 2019 consolidated financial statements as a whole. The accompanying consolidating schedules on pages 42 through 45 are presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position and results of operations of the individual companies, and are not a required part of the consolidated financial statements. The supplemental consolidating schedules are the responsibility of management and were derived from and relate directly to the underlying accounting and other records used to prepare the consolidated financial statements. The supplemental consolidating schedules have been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling the information directly to the underlying accounting records used to prepare the consolidated financial statements and to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the supplemental consolidating schedules are fairly stated in all material respects in relation to the consolidated financial statements as a whole.

Denver, Colorado
March 16, 2021

Teton Financial Services, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	2019
	(in thousands)
ASSETS
Cash and due from banks	$3,426	$5,981
Interest-bearing deposits	109,392	33,114
Federal funds sold	456	724
Total cash and cash equivalents	113,274	39,819
Certificates of deposit in banks	980	1,220
Investment securities available for sale	13,269	14,851
Investment securities held to maturity	—	2,596
Nonmarketable equity securities	1,304	1,307
Loans held for sale	11,773	4,219
Loans	253,740	235,108
Less allowance for loan losses	(5,699)	(2,832)
Net loans	248,041	232,276
Premises and equipment, net	13,802	14,057
Real estate held for sale	—	306
Intangible assets	2,150	2,182
Accrued interest receivable	911	855
Other assets	2,048	1,546
	$407,552	$315,234
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest-bearing	$39,508	$33,561
Interest-bearing	323,679	240,539
Total deposits	363,187	274,100
Debentures payable	3,593	3,593
Accrued interest payable	37	63
Other liabilities	3,159	1,016
Total liabilities	369,976	278,772
Commitments (note 14)
Stockholders’ equity
Common stock – no par value; 50,000,000 shares authorized; 29,477,707 shares issued and outstanding	30,250	30,152
Retained earnings	9,062	8,210
Note receivable for common stock	(2,120)	(2,120)
Accumulated other comprehensive income	384	220
Total stockholders’ equity	37,576	36,462
	$407,552	$315,234

The accompanying notes are an integral part of these consolidated statements.

Teton Financial Services, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME

	Years ended December 31,
	2020	2019
	(in thousands)
Interest income
Loans, including fees	$12,930	$13,013
Taxable investment securities	506	432
Nonmarketable equity securities	67	68
Certificates of deposit in banks	35	39
Interest-bearing cash and cash equivalents	208	1,002
Total interest income	13,746	14,554
Interest expense
Deposits	1,690	2,174
Debentures payable	216	216
Total interest expense	1,906	2,390
Net interest income	11,840	12,164
Provision for loan losses	4,600	2,410
Net interest income after provision for loan losses	7,240	9,754
Noninterest income
Service charges on deposit accounts	152	171
Mortgage banking	1,020	488
Net loss on redemption of investment securities	(80)	—
Other noninterest income	742	701
	1,834	1,360
Noninterest expense
Salaries and employee benefits	4,534	4,089
Occupancy and equipment	743	712
Data processing and software	1,140	908
Real estate held for sale, net	181	78
Amortization of core deposit intangible	31	188
Other noninterest expense	1,339	1,377
	7,968	7,352
Income before income tax expense	1,106	3,762
Income tax expense	254	788
NET INCOME	$852	$2,974

The accompanying notes are an integral part of these consolidated statements.

Teton Financial Services, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Years ended December 31,
	2020	2019
	(in thousands)
Net income	$852	$2,974
Other comprehensive income
Net change in unrealized gains and losses on securities available for sale	207	266
Tax effect	(43)	(56)
Total other comprehensive income	164	210
TOTAL COMPREHENSIVE INCOME	$1,016	$3,184

The accompanying notes are an integral part of these consolidated statements.

Teton Financial Services, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
Years Ended December 31, 2020 and 2019

	Common Stock	Retained earnings	Note receivable for common stock	Accumulated other comprehensive income	Total
	(in thousands)
Balance at December 31, 2018	$28,019	$5,486	$—	$10	$33,515
Net income	—	2,974	—	—	2,974
Other comprehensive income	—	—	—	210	210
Issuance of 1,473,885 shares of common stock in exchange for a note receivable	2,120	—	(2,120)	—	—
Stock-based compensation expense	13	—	—	—	13
Dividends paid	—	(250)	—	—	(250)
Balance at December 31, 2019	30,152	8,210	(2,120)	220	36,462
Net income	—	852	—	—	852
Other comprehensive income	—	—	—	164	164
Stock-based compensation expense	98	—	—	—	98
Balance at December 31, 2020	$30,250	$9,062	$(2,120)	$384	$37,576

The accompanying notes are an integral part of these consolidated statements.

Teton Financial Services, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2020	2019
	(in thousands)
Cash flows from operating activities
Net income	$852	$2,974
Adjustments to reconcile net loss to net cash from operating activities
Depreciation and software amortization	585	621
Amortization of core deposit intangible	32	188
Net amortization on investment securities	38	81
Provision for loan losses	4,600	2,410
Net loss on sale and redemptions of investment securities	80	—
Deferred income tax expense (benefit)	(642)	53
Valuation allowances on real estate held for sale	306	51
Gain on sale of real estate held for sale	(141)	(1)
Stock-based compensation expense	98	13
Net change in loans held for sale	(7,554)	(4,219)
Net change in other assets and liabilities	2,244	(278)
Net cash provided by operating activities	498	1,893
Cash flows from investing activities
Redemption of certificates of deposit in banks	240	225
Purchase of securities available for sale	(5,553)	(2,056)
Maturities, calls and paydowns of securities available for sale	7,322	3,148
Purchase of securities held to maturity	—	(2,600)
Maturities, calls and paydowns of securities held to maturity	2,498	—
Purchase of nonmarketable equity securities	—	(30)
Redemption of nonmarketable equity securities	3	—
Loan originations and principal collections, net	(21,680)	(24,633)
Proceeds from sale of real estate held for sale	1,456	116
Acquisition of premises, equipment and software	(416)	(147)
Net cash used in investing activities	(16,130)	(25,977)
Cash flows from financing activities
Net change in deposits	89,087	(5,655)
Dividends paid	—	(250)
Net cash provided by (used in) investing activities	89,087	(5,905)
Change in cash and cash equivalents	73,455	(29,989)
Cash and cash equivalents at beginning of year	39,819	69,808
Cash and cash equivalents at end of year	$113,274	$39,819
Supplemental Disclosures of Cash Flow Information
Cash paid during the year for interest	$1,932	$2,374
Cash paid during the year for income taxes	688	940
Supplemental Disclosures of Non-Cash Transactions
Loan balances transferred to real estate held for sale	$1,315	$115

The accompanying notes are an integral part of these consolidated statements.

Teton Financial Services, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 1 — SUMMARY OF ACCOUNTING POLICIES

The accounting and reporting policies of Teton Financial Services, Inc. and Subsidiary conform to accounting principles generally accepted in the United States of America and to general practice within the banking industry. The following is a summary of the significant accounting and reporting policies:

Organization and Principles of Consolidation

Teton Financial Services, Inc. (“TFS”) is a bank holding company that owns 100% of the stock of Rocky Mountain Bank (“the Bank”). TFS and the Bank are collectively referred to as “the Company.” The accompanying consolidated financial statements include the consolidated totals of the accounts of TFS and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

Nature of Operations

The Company provides a full range of banking and mortgage services to individual and business customers through its three branches located in Jackson, Pinedale and Rock Springs, Wyoming.

The Company is subject to competition from other financial institutions for loans and deposit accounts. The Company is also subject to regulation by certain governmental agencies and undergoes periodic examinations by those regulatory agencies. The Bank’s primary regulators are the State of Wyoming — Division of Banking and the Federal Reserve. TFS’s primary regulator is the Federal Reserve.

Use of Estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of real estate held for sale and the fair value of financial instruments. In connection with the determination of the allowance for loan losses and the valuation of real estate held for sale, management obtains independent appraisals for significant properties and assesses estimated future cash flows from borrowers’ operations and the liquidation of loan collateral. In connection with the determination of the fair value of financial instruments, management obtains valuations from a third-party investment pricing and interest rate risk modeling provider.

Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, changes in economic conditions may necessitate revisions in future years. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination.

Significant Group Concentrations of Credit Risk

Most of the Company’s activities are with customers located within the Company’s areas of operations. A majority of the Company’s loans are related to real estate, and borrowers’ abilities to honor their loans are dependent upon the continued economic viability of the areas in which the Company lends. Additionally, a significant portion of loans not related to real estate involves purchased participations in consumer loans. Note 4 discusses the types of lending in which the Company engages.

Cash and Cash Equivalents

Cash and cash equivalents include cash, transaction accounts at other financial institutions, interest-bearing balances at the Federal Reserve Bank, interest-bearing balances at the Federal Home Loan Bank of Des Moines, interest-bearing deposits purchased through the Insured Cash Sweep (ICS) network, and federal funds sold. For the Statement of Cash Flows, net cash flows are reported for customer loan and deposit transactions. Balances in transaction accounts at other financial institutions and at the Federal Home Loan Bank may exceed amounts covered by federal deposit insurance. Additionally, federal funds sold are unsecured. Management regularly evaluates the credit risk associated with other financial institutions and believes that the Company is not exposed to any significant credit risks on cash and cash equivalents.

Certificates of Deposit in Banks

Certificates of deposit in banks are carried at cost, are fully covered by federal deposit insurance, and generally mature within five years. At December 31, 2020 there are $980,000 of certificates of deposit in banks pledged as collateral on public deposits and for other purposes as required or permitted by law.

Investment Securities Available for Sale and Held to Maturity

Investment securities are all debt securities and are classified “available for sale” or “held to maturity.” Available for sale securities are carried at estimated fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Held to maturity securities are carried at amortized cost. The amortized cost of all investment securities is adjusted for amortization of purchase premiums and accretion of purchase discounts. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are determined using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as an impairment charge to earnings. For securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which is recognized as an impairment charge to earnings, and 2) OTTI related to other factors, which is recognized in other comprehensive income.

Nonmarketable Equity Securities

The Company, as a member of the Federal Reserve and Federal Home Loan Bank systems, is required to maintain an investment in these entities. No ready market exists for these stocks, they have no quoted market value and may only be redeemed by the Federal Reserve and Federal Home Loan Bank at par. For reporting purposes, such stock is considered restricted and is carried at cost under the caption “nonmarketable equity securities.”

Loans Held for Sale

Loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or estimated fair value. Net unrealized losses, if any, are recognized through a valuation allowance charged to earnings. Gains and losses on sales of loans are recognized at the time of sale and are based on the difference between the selling price and the carrying value of loans sold. The Company does not retain servicing rights on loans sold.

Loans

The Company grants real estate, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by various types of real estate secured loans in the Company’s market areas. The ability of the Company’s borrowers to honor their contracts is dependent upon the real estate and general economic conditions in these areas. The Company also operates a specialty lending unit which originates commercial loans to customers who may be out of the Company’s immediate market area, and originates commercial loans with specialized purposes and/or collateral.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs and the allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

Past due loans are any loans for which payments of interest, principal or both have not been received within the timeframes designated by the loan agreements. Loans with payments in arrears but for which borrowers have resumed making scheduled payments are considered past due until arrearages are brought current. Loans that experience insignificant payment delays or payment shortfalls generally are not considered past due. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

The accrual of interest on any loan is discontinued at the time the loan is 90 days past due unless the loan is well secured and in process of collection. Additionally, loans are placed on nonaccrual at an earlier date if collection of principal or interest is considered doubtful. Notwithstanding the preceding, certain consumer loans may accrue interest if they are more than 90 days past due but these loans are subject to automatic charge-off when they become 120 days past due. When placing a loan on nonaccrual status, interest accrued to date is generally reversed and is charged against the current year’s interest income. Payments received on a loan on nonaccrual status are applied against the balance of the loan. A loan is returned to accrual status when principal and interest are no longer past due and collectibility is no longer doubtful.

Troubled debt restructurings are loans for which concessions in terms have been made as a result of the borrower experiencing financial difficulty. Generally, concessions granted to customers include lower interest rates and modification of the payment stream to lower or defer payments. Interest on troubled debt restructurings is accrued under the new terms if the loans are performing and full collection of principal and interest is expected. However, interest accruals are discontinued on troubled debt restructurings that meet the Company’s nonaccrual criteria.

Generally, loans are charged off in whole or in part no later than 120 days after they become past due unless the loan is in the process of restructuring or collection and such actions are deemed likely to be successful. Charge off amounts are determined based upon the carrying amount of loans and the amount estimated to be collectible as determined by analyses of expected future cash flows and the liquidation of loan collateral.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses, and is established through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance consists of specific and general components as follows:

The specific component relates to loans that are considered impaired, and is comprised of valuation allowances calculated on a loan-by-loan basis. Impaired loans are all specifically identified loans for which it is probable that the Company will not collect all amounts due according to the contractual terms of the loan agreement. Factors considered by management in determining whether a loan is impaired include payment status, collateral value, the borrower’s financial condition and overall loan quality as determined by an internal loan grading system. Included in impaired loans are all nonaccrual loans and all accruing troubled debt restructurings, and loans considered “classified” (as defined below) where collateral values are less than the loan carrying amount regardless of the loan’s past due or nonaccrual status. Loans that experience insignificant payment delays or payment shortfalls generally are not considered impaired. For impaired loans for which repayment is expected solely from the collateral, impairment is measured based on the fair value of the collateral. For other impaired loans, impairment may be measured based on the fair value of the collateral or on the present value of expected future cash flows discounted at the loan’s original effective interest rate. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance.

The general component relates to non-impaired loans, and is based on historical loss experience adjusted for the effects of qualitative factors that are likely to cause estimated credit losses as of the evaluation date to differ from the portfolio’s historical loss experience. Qualitative factors include the following: economic conditions; industry conditions; changes in lending policies and procedures; trends in the volume and terms of loans; the experience, ability and depth of lending staff; levels and trends in delinquencies and impaired loans; levels and trends in charge-off and recovery activity; levels and trends of loan quality as determined by an internal loan grading system; portfolio concentrations.

Although the allowance contains a specific component, the entire allowance is available for any loan that, in management’s judgment, should be charged off.

On a quarterly basis, management estimates the allowance balance required using the criteria identified above in relation to the relevant risks for each of the Company’s major loan segments. Significant overall risk factors for both the Company’s commercial and consumer portfolios include the strength of the real estate market, the strength of tourism and the strength of energy and extraction activities in the Company’s lending areas. Beginning in 2020, the impact of the COVID-19 pandemic on borrowers is also a significant risk as the ultimate impact is uncertain and many of the qualitative factors discussed above are lagging indicators. Also beginning in 2020, uncertainty surrounding the performance of the Company’s specialty lending unit is a significant risk.

The quality of the Company’s loan portfolio is assessed as a function of the levels of past due loans and impaired loans, and internal credit quality ratings which are updated quarterly by management. The ratings on the Company’s internal credit scale are broadly grouped into the categories “non-classified,” “criticized” and “classified.” Non-classified loans are those loans with minimal identified credit risk, criticized loans are those with potential credit weaknesses which deserve management’s attention but for which full collection of contractual principal and interest is not significantly at risk. Classified loans are those loans that have well-defined weaknesses that put full collection of contractual principal or interest at risk, and classified loans for which it is probable that the Company will not collect all contractual principal or interest are considered impaired. The credit quality ratings are an important part of the Company’s overall credit risk management process and are considered in the determination of the allowance for loan losses.

Determination of the allowance is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination.

Premises and Equipment

Land is carried at cost. Buildings, land improvements and equipment are stated at cost less accumulated depreciation. Depreciation and amortization expense is computed using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs, which do not extend the useful lives of premises and equipment, are charged to expense as incurred.

Real Estate Held for Sale

Real estate acquired through (or in lieu of) foreclosure is initially recorded at fair value when acquired, less an estimate of cost to sell, establishing a new cost basis. If fair value declines subsequent to acquisition a valuation allowance is recorded through earnings. Operating expenses relative to foreclosed real estate are expensed as incurred, while certain improvements may be capitalized if the expenditures are likely to be recaptured upon disposition of the real estate. Gain or loss on sale, if any, is recognized at the time of sale.

Intangible Assets

Core Deposit Intangible

The core deposit intangible resulted from TFS’s acquisition of the Bank in 2012, and represents the excess of the fair value of deposits acquired over their book value at the time of acquisition. The core deposit intangible is amortized to expense over an eight-year period using the straight-line method. In addition, the core deposit intangible is assessed at least annually for impairment, and any impairment losses are recognized in earnings in the period identified.

Goodwill

Goodwill resulted from TFS’s acquisition of the Bank in 2012, and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. Goodwill is assessed at least annually for impairment, and any impairment losses are recognized in earnings in the period identified.

Income Taxes

Income tax expense is the total of the current year income tax due or refundable, and the change in deferred tax assets and liabilities (excluding deferred tax assets and liabilities related to other comprehensive income). Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. Realization of deferred tax assets is dependent upon the generation of a sufficient level of future taxable income and recoverable taxes paid in prior years. Management periodically assesses deferred tax assets, and a valuation allowance is recorded if the full amount is not expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination presumed to occur. Tax benefits recognized are the amount of the benefit that is greater than 50% likely of being realized upon examination. No tax benefits are recognized if they do not meet the “more likely than not” test.

The Company files a consolidated income tax return inclusive of both TFS and the Bank; however, income tax expense is allocated to the entities on a separate-entity basis.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income. The only component of other comprehensive income consists of net unrealized holding gains and losses on available for sale securities, net of related tax effects.

Noninterest Income

Noninterest income is substantially comprised of service charges on deposit accounts, mortgage banking income, and ATM and debit card income. Service charges on deposit accounts consist of monthly account fees, stop payment charges, and charges for deposit items returned for non-sufficient funds or paid as an overdraft (net of fees waived or refunded). ATM and debit card income is comprised of ATM withdrawal fees and debit card interchange income. Mortgage banking income is comprised of origination fees and service release premiums on loans sold. In all instances, noninterest income is recognized concurrent with the Company’s satisfaction of the underlying performance obligation, which typically occurs at a single point in time as a sale, transaction or statement cycle is completed.

Off- Balance Sheet Financial Instruments

In the ordinary course of business, the Company enters into off-balance-sheet financial instruments consisting of commitments to extend credit, unused lines of credit, standby letters of credit and undisbursed loans in process. These financial instruments are recorded in the financial statements when they are funded.

In conjunction with the determination of the allowance for loan losses, and using the same criteria, the Company determines the extent of credit risk on its off-balance sheet financial instruments and whether there are probable incurred credit losses on those instruments for which a loss provision is necessary. The Company has determined that there is minimal credit risk on its off-balance sheet financial instruments, and accordingly has not recorded a loss provision or allowance for those instruments.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been relinquished and, for loan participations sold, incoming cash flows on the base loan are allocated to all participants on a pro-rata basis. Control over transferred assets is deemed to be relinquished when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, excluding transaction costs. When measuring fair value, entities should maximize the use of observable inputs and minimize the use of unobservable inputs. The following describes the three levels of inputs that may be used to measure fair value:

•	Level 1 Inputs — Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.
•

Level 2 Inputs — Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•	Level 3 Inputs — Unobservable inputs that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Adoption of New Accounting Standards

In 2019, the Company adopted Accounting Standards Update 2016-02, Leases (Topic 842). Under the standard, the Company is required to record a right-of-use asset for leased property and also record a corresponding lease liability. In general, rather than expense lease payments as they are made as currently done under operating lease guidance, the right-of-use asset will be amortized to expense over the lease term and lease payments will reduce the lease obligation. Adoption of the standard did not impact the consolidated financial statements as the Company’s facilities are owned and equipment leases are immaterial and accordingly not capitalized.

Significant Accounting Standards Updates Not Yet Effective

The Financial Accounting Standards Board issued Accounting Standards Update 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. Under the new standard, the Company will be required to convert from the existing incurred-loss model for determining the allowance for loan losses to an expected-loss model. An expected-loss model will determine the allowance for loan losses balance based upon credit losses expected to be incurred over the life of the loan portfolio, and will consider not only current credit conditions but also reasonably supportable expectations as to future credit conditions. The standard will also require securities held to maturity to be evaluated for impairment under an expected-loss model. The standard is effective for the Company beginning January 1, 2023. The Company is currently evaluating the impact on its consolidated financial statements and its accounting and reporting practices.

Subsequent Events

Management evaluates events occurring subsequent to the balance sheet date, through the date the financial statements are eligible to be issued, to determine whether the events require recognition or disclosure in the financial statements. With respect to the December 31, 2020 financial statements, Management has considered subsequent events through March 16, 2021.

NOTE 2 — INVESTMENT SECURITIES

The amortized cost and fair value of investment securities, with gross unrealized gains and losses, follows:

	December 31, 2020
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
Debt securities available for sale
U.S. government agencies	$998	$23	$—	$1,021
U.S. Treasury	1,000	—	—	1,000
SBA loan pools	2,945	77	(20)	3,002
U.S. agency mortgage-backed	7,840	409	(3)	8,246
	$12,783	$509	$(23)	$13,269

	December 31, 2019
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
Debt securities available for sale
U.S. government agencies	$1,495	$14	$(1)	$1,508
SBA loan pools	3,710	40	(31)	3,719
U.S. agency mortgage-backed	9,367	262	(5)	9,624
	14,572	316	(37)	14,851
Debt securities held to maturity
Private issue short-tem notes	2,596	—	—	2,596
	$17,168	$316	$(37)	$17,447

The amortized cost and fair value of debt securities at December 31, 2020, by contractual maturity, are shown below:

	Available for Sale
	Amortized Cost	Fair Value
	(in thousands)
Due in one year or less	$1,499	$1,502
Due after one through five years	499	519
Due after five years through ten years	—	—
Due after ten years	—	—
	1,998	2,021
Mortgage-backed and SBA loan pools	10,785	11,248
	$12,783	$13,269

Information pertaining to investment securities, with gross unrealized losses aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	December 31, 2020
	Less than 12 months		Over 12 months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(in thousands)
Debt securities available for sale
SBA loan pools	$—	$—	$(20)	$1,503
U.S. agency mortgage-backed	(3)	1,051	—	—
	$(3)	$1,051	$(20)	$1,503

	December 31, 2019
	Less than 12 months		Over 12 months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(in thousands)
Debt securities available for sale
U.S. government agencies	$—	$—	$(1)	$499
SBA loan pools	(1)	115	(30)	1,961
U.S. agency mortgage-backed	(5)	1,589	—	—
	$(6)	$1,704	$(31)	$2,460

At December 31, 2020 and 2019, unrealized losses are largely due to differences in market yields as compared to yields available at the time securities were purchased. Management has performed analyses of investment credit quality and cash flows, and does not believe that any securities are impaired due to reasons of credit quality. The Company has the ability and intent to hold investment securities for a period of time sufficient for a recovery of cost, and fair value is expected to recover as bonds approach maturity. Accordingly, as of December 31, 2020 and 2019, management believes the unrealized losses detailed in the table above are temporary.

The Company realized no gains and $80,000 in losses on sales and early redemptions of investment securities in 2020. The losses realized in 2020 were on the redemption of the securities classified as held to maturity. The Company realized no gains or losses on sales and early redemptions of investment securities in 2019.

Investment securities with a carrying value of $12,776,000 and $13,786,000 at December 31, 2020 and 2019, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

NOTE 3 — NONMARKETABLE EQUITY SECURITIES

The Company’s investment in nonmarketable equity securities is as follows:

	December 31,
	2020	2019
	(in thousands)
Federal Reserve Bank – capital stock	$926	$926
Federal Home Loan Bank of Des Moines – common stock	378	381
	$1,304	$1,307

NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES

Major classifications of loans are as follows:

	December 31,
	2020	2019
	(in thousands)
Real Estate
Commercial	$68,326	$63,861
Construction, land and land development	29,818	21,868
Residential 1 – 4 family	61,326	76,570
Residential multifamily	5,715	7,238
Farmland	1,901	2,097
	167,086	171,634
Commercial, non real estate	62,131	19,474
Consumer participations	22,959	41,444
Consumer	1,299	2,037
Other	24	878
Total loans	253,499	235,467
Less net deferred loan fees (costs)	241	(359)
	$253,740	$235,108

At December 31, 2020 and 2019, various real estate and commercial loans totaling $70,868,000, and $111,047,000, respectively, are pledged to secure borrowing facilities from the Federal Home Loan Bank.

In the ordinary course of business, the Company has granted loans to its executive officers, significant stockholders and directors and parties affiliated with those persons (collectively, “insiders”). The Company has loan commitments to insiders aggregating $1,233,000 and $697,000 at December 31, 2020 and 2019, respectively, of which $406,000 and $478,000 was outstanding at December 31, 2020 and 2019, respectively. In management’s opinion, the terms of these loans, including interest rates and collateral, were comparable to terms afforded non-insider borrowers.

At December 31, 2020, there are no loans in the process of foreclosure.

Transactions in the allowance for loan losses are as follows:

	Construction, Land and Development	Commercial Real Estate	Residential Real Estate	Other	Total
	(in thousands)
Balance at December 31, 2018	$115	$356	$685	$2,037	$3,193
Provision (credit) for loan losses	(5)	1,138	36	1,241	2,410
(Charge-offs)	—	(800)	—	(2,307)	(3,107)
Recoveries	—	—	—	336	336
Net (charge-offs) recoveries	—	(800)	—	(1,971)	(2,771)
Balance at December 31, 2019	110	694	721	1,307	2,832
Provision (credit) for loan losses	97	(79)	(129)	4,711	4,600
(Charge-offs)	—	—	—	(2,060)	(2,060)
Recoveries	—	—	—	327	327
Net (charge-offs) recoveries	—	—	—	(1,733)	(1,733)
Balance at December 31, 2020	$207	$615	$592	$4,285	$5,699

Components of the allowance for loan losses, and the related carrying amount of loans for which the allowance is determined, are as follows:

	December 31, 2020
	Construction, Land and Development	Commercial Real Estate	Residential Real Estate	Other	Total
	(in thousands)
Allocation of Allowance to:
Impaired loans – evaluated individually	$—	$—	$—	$—	$—
Impaired loans – evaluated collectively	—	—	—	—	—
Total impaired loans	—	—	—	—	—
Unimpaired loans – evaluated collectively	207	615	592	4,285	5,699
	$207	$615	$592	$4,285	$5,699
Recorded Investment In:
Impaired loans – evaluated individually	$—	$73	$—	$7	$80
Impaired loans – evaluated collectively	—	—	—	—	—
Total impaired loans	—	73	—	7	80
Unimpaired loans – evaluated collectively	29,818	70,154	67,041	86,406	253,419
	$29,818	$70,227	$67,041	$86,413	$253,499

At December 31, 2020, approximately $2,031,000 of the $5,699,000 allowance for loan losses relates to uncertainty surrounding the impact of the COVID-19 pandemic, of which $1,527,000 is allocated to the “Other” loan segment.

Teton Financial Services, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

	December 31, 2019
	Construction, Land and Development	Commercial Real Estate	Residential Real Estate	Other	Total
	(in thousands)
Allocation of Allowance to:
Impaired loans – evaluated individually	$—	$—	$—	$—	$—
Impaired loans – evaluated collectively	—	—	—	—	—
Total impaired loans	—	—	—	—	—
Unimpaired loans – evaluated collectively	110	694	721	1,307	2,832
	$110	$694	$721	$1,307	$2,832
Recorded Investment In:
Impaired loans – evaluated individually	$—	$1,396	$1	$17	$1,414
Impaired loans – evaluated collectively	—	—	—	—	—
Total impaired loans	—	1,396	1	17	1,414
Unimpaired loans – evaluated collectively	21,868	64,562	83,807	63,816	234,053
	$21,868	$65,958	$83,808	$63,833	$235,467

Information relative to impaired loans is as follows:

	December 31, 2020					Year Ended December 31, 2020
	Recorded Investment in Impaired Loans With No Valuation Allowance	Recorded Investment in Impaired Loans With A Valuation Allowance	Total Impaired Loans	Valuation Allowance on Impaired Loans	Commitments to Extend Credit on Impaired Loans	Average Impaired Loans
	(in thousands)
Commercial Real Estate Non-owner occupied	$—	$—	$—	$—	$—	$698
Residential Real Estate 1 – 4 family first lien	—	—	—	—	—	1
Other Consumer and other	7	—	7	—	—	12
	$7	$—	$7	$—	$—	$711

	December 31, 2019					Year Ended December 31, 2019
	Recorded Investment in Impaired Loans With No Valuation Allowance	Recorded Investment in Impaired Loans With A Valuation Allowance	Total Impaired Loans	Valuation Allowance on Impaired Loans	Commitments to Extend Credit on Impaired Loans	Average Impaired Loans
	(in thousands)
Commercial Real Estate
Non-owner occupied	$1,396	$—	$1,396	$—	$—	$746
Residential Real Estate
1 – 4 family first lien	1	—	1	—	—	64
Other
Commerical	—	—	—	—	—	957
Consumer and other	17	—	17	—	—	22
	$1,414	$—	$1,414	$—	$—	$1,789

The Company does not separately evaluate or identify consumer participation loans for impairment as these loans are automatically considered classified once they become 90 days past due and are charged-off if they become 120 days past due.

Interest income recognized on impaired loans is immaterial to the financial statements for 2020 and 2019.

Troubled debt restructurings included in impaired loans, and the related valuation allowance thereon, are as follows:

	December 31, 2020		December 31, 2019
	Recorded investment	Valuation allowance	Recorded investment	Valuation allowance
	(in thousands)
Commercial Real Estate
Non-owner occupied	$73	$—	$80	$—
Residential Real Estate
1 – 4 family first lien	—	—	1	—
	$73	$—	$81	$—

The carrying amounts of loans by performance status and credit quality indicator are as follows:

	December 31, 2020
	Loans By Past Due and Performance Status					Loans By Credit Quality Indicator
	Accruing Loans							Classified
	Current	30 – 89 Days Past Due	90 Days or More Past Due	Nonaccrual Loans	Total Loans	Non- classified	Criticized	Unimpaired	Impaired
	(in thousands)
Construction, Land and Development
1 – 4 family	$9,809	$—	$—	$—	$9,809	$9,809	$—	$—	$—
Other	20,009	—	—	—	20,009	20,009	—	—	—
Commercial Real Estate
Owner occupied	29,935	—	—	—	29,935	29,935	—	—	—
Non-owner occupied	38,391	—	—	—	38,391	38,318	—	—	73
Farmland	1,901	—	—	—	1,901	1,901	—	—	—
Residential Real Estate
1 – 4 family first lien	48,318	—	—	—	48,318	48,318	—	—	—
Multifamily	5,715	—	—	—	5,715	5,715	—	—	—
Other	13,008	—	—	—	13,008	13,008	—	—	—
Other
Commerical	62,131	—	—	—	62,131	61,695	—	436	—
Consumer participations	22,672	194	93	—	22,959	22,866	—	93	—
Consumer and other	1,316	—	—	7	1,323	1,316	—	—	7
	$253,205	$194	$93	$7	$253,499	$252,890	$—	$529	$80

	December 31, 2019
	Loans By Past Due and Performance Status					Loans By Credit Quality Indicator
	Accruing Loans							Classified
	Current	30 – 89 Days Past Due	90 Days or More Past Due	Nonaccrual Loans	Total Loans	Non- classified	Criticized	Unimpaired	Impaired
	(in thousands)
Construction, Land and Development
1 – 4 family	$6,537	$—	$—	$—	$6,537	$6,537	$—	$—	$—
Other	15,331	—	—	—	15,331	15,331	—	—	—
Commercial Real Estate
Owner occupied	34,139	—	—	—	34,139	34,139	—	—	—
Non-owner occupied	28,406	—	—	1,316	29,722	28,326	—	—	1,396
Farmland	2,097	—	—	—	2,097	2,097	—	—	—
Residential Real Estate
1 – 4 family first lien	65,637	—	—	—	65,637	65,636	—	—	1
Multifamily	7,238	—	—	—	7,238	7,238	—	—	—
Other	10,933	—	—	—	10,933	10,933	—	—	—
Other
Commerical	19,474	—	—	—	19,474	19,474	—	—	—
Consumer participations	40,752	436	256	—	41,444	41,188	—	256	—
Consumer and other	2,898	—	—	17	2,915	2,898	—	—	17
	$233,442	$436	$256	$1,333	$235,467	$233,797	$—	$256	$1,414

NOTE 5 — PREMISES AND EQUIPMENT

Premises and equipment are as follows:

	December 31,
	2020	2019
	(in thousands)
Land	$4,610	$4,610
Land improvements	290	284
Buildings	11,993	11,993
Furniture and equipment	1,692	1,646
Construction in progress	249	5
	18,834	18,538
Less accumulated depreciation	(5,032)	(4,481)
	$13,802	$14,057

Starting in 2020, certain employees who work remotely away from the Company’s primary market areas utilize workspace under a shared-office membership arrangement. The membership commitment is month-to-month, and expense attributable to the membership was $18,000 in 2020.

NOTE 6 — REAL ESTATE HELD FOR SALE

Activity in real estate held for sale is as follows:

	Year Ended December 31,
	2020	2019
	(in thousands)
Balance at beginning of year	$306	$357
Transfers from loans	1,315	115
Valuation allowances recorded	(306)	(51)
Dispositions	(1,315)	(115)
Balance at end of year	$—	$306

Changes in the valuation allowance on real estate held for sale are as follows:

	Year Ended December 31,
	2020	2019
	(in thousands)
Balance at beginning of year	$441	$390
Valuation allowances recorded	306	51
Valuation allowances realized	—	—
Balance at end of year	$747	$441

Net expense from real estate held for sale is comprised of the following;

	Year Ended December 31,
	2020	2019
	(in thousands)
Valuation allowances recorded	$306	$51
Gain on sale	(141)	(1)
Net operating expenses	16	28
Net expense	$181	$78

NOTE 7 — INTANGIBLE ASSETS

Intangible assets consisted of the following:

	December 31,
	2020	2019
	(in thousands)
Goodwill	$2,150	$2,150
Core deposit intangible	1,505	1,505
Less accumulated amortization	(1,505)	(1,473)
	—	32
	$2,150	$2,182

All intangible assets were acquired in 2012 in connection with the acquisition of the Bank by TFS.

NOTE 8 — INCOME TAXES

Allocation of federal income tax expense between current and deferred portions is as follows:

	Year Ended December 31,
	2020	2019
	(in thousands)
Current expense	$896	$735
Deferred expense (benefit)	(642)	53
	$254	$788

There are no state income taxes as the state of Wyoming does not assess corporate income taxes.

The following table reconciles income tax expense calculated on pre-tax income to actual income tax expense:

	Year Ended December 31,
	2020	2019
	(in thousands)
Taxes at 21% statutory federal tax rate	$232	$790
Tax-exempt interest	(19)	(9)
Stock-based compensation expense	21	3
Other nondeductible expenses	20	4
Income tax expense	$254	$788

The components of the net deferred tax asset, included as a component of other assets, are as follows:

	December 31,
	2020	2019
	(in thousands)
Deferred tax assets:
Allowance for loan losses	$1,197	$595
Premises and equipment	286	280
Core deposit intangible	130	144
Real estate held for sale	157	93
	1,770	1,112
Deferred tax liabilities:
Unrealized gain on investment securities	(102)	(59)
Goodwill	(140)	(124)
	(242)	(183)
Net deferred tax asset	$1,528	$929

NOTE 9 — DEPOSITS

Interest-bearing deposits consisted of the following:

	December 31,
	2020	2019
	(in thousands)
Interest-bearing checking and NOW acounts	$114,072	$76,730
Money market accounts	136,036	112,839
Savings accounts	33,049	19,730
Time deposits
$250,000 and greater	19,552	15,088
Less than $250,000	20,970	16,152
Total time deposits	40,522	31,240
	$323,679	$240,539

Scheduled maturities of time deposits at December 31, 2020 are as follows:

Year Ending December 31,	(in thousands)
2021	$23,816
2022	12,252
2023	2,765
2024	827
2025	862
$40,522

Certain of the Company’s time deposits are purchased from wholesale brokers. At December 31, 2020 and 2019, brokered time deposits totaled $14,660,000 and $6,687,000, respectively.

The Company has executive officers, significant stockholders and directors and parties affiliated with those persons (collectively, “insiders”) who maintain deposit accounts at the Company. Deposits from insiders totaled $61,426,000 and $59,996,000 at December 31, 2020 and 2019, respectively. Of these amounts, one account comprised $49,023,000 and $48,539,000 of the balances, respectively.

NOTE 10 — FEDERAL HOME LOAN BANK BORROWINGS

The Company has no outstanding Federal Home Loan Bank (“FHLB”) borrowings at December 31, 2020 and 2019.

The Company is eligible to borrow from the FHLB based upon the level of loan collateral pledged to the FHLB, subject to certain maximums based on Company asset size. At December 31, 2020, the maximum the Company is eligible to borrow is $54,875,000.

NOTE 11 — DEBENTURES PAYABLE

In 2016, the Company issued $3,593,000 of debentures in an offering to stockholders of the Company at the time. Interest on the debentures accrues at a fixed rate of 6% and is due quarterly. Principal is due at maturity in 2021. The debentures are unsecured.

NOTE 12 — FEDERAL FUNDS PURCHASED

The Company has unsecured federal funds lines at correspondent banks with a maximum credit limit of $10,000,000 at December 31, 2020. No amounts were outstanding under the lines at December 31, 2020 and 2019. The federal funds lines are uncommitted, and funding requests made by the Company are subject to the lending institutions’ approval and funding availability at the time of request.

NOTE 13 — STOCKHOLDERS’ EQUITY and STOCK-BASED COMPENSATION

Shareholder Agreement

The stockholders of the Company are bound to the Shareholder Agreement (“the Agreement”). Under the terms of the Agreement, stockholders must obtain the written consent of the Board of Directors to transfer stock, subject to limited exemptions requiring only written notification to the Board. Such consent is at the sole and absolute discretion of the Board. The Agreement also provides stockholders preemptive participation rights in the event the Company sells additional stock.

Dividends

Various restrictions limit the extent to which dividends may be paid by the Bank to TFS. Generally, regulatory approval is required for the Bank to pay dividends in any calendar year that exceed the Bank’s net profit for that year combined with its retained profits for the preceding two years. In addition, dividends paid by the Bank would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum capital requirements.

Note Receivable for Common Stock and Related Stock-Based Compensation

In 2019, the Company issued 1,473,885 shares of common stock to an executive of the Company in exchange for a $2,120,000 promissory note payable from the executive to the Company. The note is recorded as a contra-equity account such that equity will only increase as principal payments are received.

Principal on the note is due at maturity in 2026, and interest on the note accrues at a fixed rate of 2.13% and is due annually. The note is secured by the stock issued.

In accordance with regulatory accounting guidance, interest accrued on the note is not recorded to income but rather is creditable directly to equity when paid. Interest of $46,000 and $11,000 was accrued on the note in 2020 and 2019, respectively. However, the amounts credited to equity for 2020 and 2019 totaled $46,000 and $-0-, respectively, due to accrued but unpaid interest of $11,000 at both December 31, 2020 and 2019.

The interest rate on the loan is below the estimated fair market rate of 5.125% at the time of issuance, and results in stock-based compensation expense equal to the difference between the fair value of the stock issued (the note’s principal amount) and the present value of the note using the fair market rate. Total compensation cost is $362,000 and is recognized straight line over the term of the note. In 2020 and 2019, compensation cost recognized was $52,000 and $13,000, respectively. At December 31, 2020, there is $297,000 of compensation cost that will be recognized in years 2021 through 2026.

Total stock-based compensation expense credited to equity, including the interest and discount discussed above, is $98,000 for 2020 and $13,000 for 2019.

The Company has the right, but not the obligation, to repurchase the stock at fair value should the executive cease to be an employee of the Company for any reason, and to offset repurchase amounts against the outstanding balance of the note.

NOTE 14 — FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company’s exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no breach of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, by the Company upon extension of credit is based on management’s credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment and real estate.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The following financial instruments were outstanding whose contract amounts represent risk:

	December 31,
	2020	2019
	(in thousands)
Commitments to extend credit	$40,128	$29,730
Standby letters of credit	15	15
	$40,143	$29,745

NOTE 15 — EMPLOYEE BENEFIT PLAN

The Company has a 401(k) Plan (“the Plan”) in which substantially all employees may participate. The Plan allows employees to make salary deferrals and allows the Company to make safe harbor matching contributions (up to 4.5% of eligible compensation, with 100% matching on the first 3% of employee deferrals and 50% matching on the next 3% of employee deferrals) and discretionary profit-sharing contributions. Employees are immediately 100% vested in matching contributions, while profit-sharing contributions vest over a six year period. Expense attributable to the plan totaled $135,000 and $118,000 in 2020 and 2019, respectively.

NOTE 16 — REGULATORY MATTERS

Banks and bank holding companies are subject to various regulatory capital requirements administered by state and federal banking agencies. Capital adequacy guidelines, and additionally for banks prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weighting and other factors.

Quantitative measures established by the Basel III Capital Rules to ensure capital adequacy require the maintenance of minimum amounts and ratios (set forth in the table below) of common equity tier 1 capital, tier 1 capital and total capital (as defined in the regulations) to risk-weighted assets (as defined), and of tier 1 capital to quarterly average assets (as defined). The Basel III capital rules require the Bank to maintain a minimum ratio of common equity tier 1 capital to risk-weighted assets of at least 4.5%, plus a 2.5% “capital conservation buffer” (which is added to the 4.5% common equity tier 1 capital ratio, effectively resulting in a minimum ratio of common equity tier 1 capital to risk-weighted assets of 7%). The Bank is also required to maintain a tier 1 capital to risk-weighted assets ratio of 6.0% (8.5% including the capital conservation buffer), a total capital to risk-weighted assets ratio of 8.0% (10.5% including the capital conservation buffer), and a tier 1 capital to quarterly average assets ratio of 4.0%.

The aforementioned capital conservation buffer is designed to absorb losses during periods of economic stress. Banking institutions with capital ratios above the base minimums but below the effective minimums (which include the buffer) will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall.

The Bank’s regulatory capital is comprised of the following: 1) Common equity tier 1 capital — consisting of common stock, related paid-in-capital and retained earnings, less goodwill and core deposit intangible asset balances; 2) Additional tier 1 capital — there are no components of tier 1 capital beyond common equity tier 1 capital; 3) Tier 2 capital — consisting of a permissible portion of the allowance for loan losses; and 4) total capital — the aggregate of all tier 1 and tier 2 capital. In connection with the adoption of the Basel III Capital Rules, the Company elected to opt-out of the requirement to include most components of accumulated other comprehensive income in common equity tier 1 capital.

The following table presents the Bank’s actual and required capital ratios as of December 31, 2020 and 2019 under the Basel III Capital Rules. The minimum required capital amounts presented include the include the capital conservation buffer. Capital levels required to be considered well capitalized, based on prompt corrective action regulations as amended to reflect changes under the Basel III Capital Rules, are also presented.

	Actual		Minimum required for capital adequacy purposes		Required to be considered well capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
As of December 31, 2020
Total capital (to risk weighted assets)	$41,547	16.5%	$26,445	10.5%	$25,186	10.0%
Tier 1 capital (to risk weighted assets)	38,367	15.2%	21,408	8.5%	20,149	8.0%
Common equity tier 1 capital (to risk weighted assets)	38,367	15.2%	17,630	7.0%	16,371	6.5%
Tier 1 capital (to average assets)	38,367	9.3%	16,580	4.0%	20,725	5.0%
As of December 31, 2019
Total capital (to risk weighted assets)	$40,067	16.6%	$25,298	10.5%	$24,094	10.0%
Tier 1 capital (to risk weighted assets)	37,235	15.5%	20,479	8.5%	19,275	8.0%
Common equity tier 1 capital (to risk weighted assets)	37,235	15.5%	16,865	7.0%	15,661	6.5%
Tier 1 capital (to average assets)	37,235	11.8%	12,671	4.0%	15,839	5.0%

Regulatory authorities can initiate certain mandatory actions if the Bank fails to meet the minimum capital requirements, which could have a direct and material effect on the Company’s financial statements.

Management believes, as of December 31, 2020 and 2019, that the Bank meets all capital adequacy requirements to which it is subject and that the Bank exceeds the minimum levels necessary to be considered “well capitalized.”

NOTE 17 — FAIR VALUE MEASUREMENTS AND DISCLOSURES

The following is a description of the Company’s valuation methodologies for assets and liabilities recorded at fair value:

Securities Available for Sale — Debt securities are reported at fair value based upon measurements obtained from an independent pricing service. The fair value measurements for debt securities are determined by quoted market prices, if available (Level 1), or consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, market consensus prepayment speeds, credit information and the bonds’ terms and conditions, among other things (Level 2).

Loans Held For Sale — The Company does not record loans held for sale at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these loans to reflect declines in value based on commitments in hand from investors or prevailing investor yield requirements (Level 2).

Impaired Loans — The Company does not record loans at fair value on a recurring basis. However, from time to time, valuation allowances are recorded on these loans to reflect (1) the current appraised or market-quoted value of the underlying collateral, or (2) the discounted value of expected cash flows. In some cases, the properties for which market quotes or appraised values have been obtained are located in areas where comparable sales data is limited, outdated, or unavailable. Fair value estimates for impaired loans measured for impairment based upon the value of the collateral are obtained from independent appraisers or other third-party consultants, and for other impaired loans are based on discounted cash flow analyses (Level 3).

Real Estate Held for Sale — The Company does not record real estate held for sale at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these properties to reflect the current appraised value (less an estimate of cost to sell). In some cases, the properties for which appraised values have been obtained are located in areas where comparable sales data is limited, outdated, or unavailable. Fair value estimates for real estate held for sale are obtained from independent appraisers (Level 3).

The following table provides the hierarchy and fair value for each major category of assets and liabilities recorded at fair value on a recurring basis:

	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Carrying amount
	(in thousands)
December 31, 2020
Securities Available for Sale
U.S. Government agency	$—	$1,021	$—	$1,021
U.S. Treasury	—	1,000	—	1,000
SBA loan pools	—	3,002	—	3,002
U.S. agency mortgage-backed	—	8,246	—	8,246
	$—	$13,269	$—	$13,269

	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Carrying amount
	(in thousands)
December 31, 2019
Securities Available for Sale
U.S. Government agency	$—	$1,508	$—	$1,508
SBA loan pools	—	3,719	—	3,719
U.S. agency mortgage-backed	—	9,624	—	9,624
	$—	$14,851	$—	$14,851

During 2020 and 2019 there were no changes or amounts in Level 3 assets or liabilities recorded at fair value on a recurring basis.

The following table provides the hierarchy and fair value for each major category of assets and liabilities recorded at fair value on a non-recurring basis:

	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Carrying amount
	(in thousands)
December 31, 2020
Loans held for sale	$—	$—	$11,773	$11,773
Impaired loans	—	—	7	7
Real estate held for sale	—	—	—	—
December 31, 2019
Loans held for sale	—	—	4,219	4,219
Impaired loans	$—	$—	1,414	$1,414
Real estate held for sale	—	—	306	306

At December 31, 2020 and 2019, there are no valuation allowances on loans held for sale.

At December 31, 2020 and 2019, there are no impaired loans with valuation allowances.

At December 31, 2020, real estate held for sale with an initial cost basis of $747,000 has a full valuation allowance of $747,000. At December 31, 2019, real estate held for sale with an initial cost basis of $747,000 has a $441,000 valuation allowance. Valuation allowances on real estate held for sale have been recorded through net expense from foreclosed real estate.

The following presents the estimated fair value and carrying amount of the Company’s financial instruments:

	December 31, 2020
	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total Fair Value	Carrying amount
	(in thousands)
Financial Assets:
Cash and cash equivalents	$113,274	$—	$—	$113,274	$113,274
Certificates of deposits in banks	—	980	—	980	980
Investment securities available for sale	—	13,269	—	13,269	13,269
Nonmarketable equity securities	—	1,304	—	1,304	1,304
Loans held for sale	—	11,773	—	11,773	11,773
Loans, net of allowance for loan losses	—	—	246,801	246,801	248,041
Accrued interest receivable	—	911	—	911	911
Financial Liabilities:
Noninterest-bearing deposits	—	39,508	—	39,508	39,508
Interest-bearing deposits (non-maturity)	—	283,157	—	283,157	283,157
Interest-bearing deposits (time deposits)	—	—	40,968	40,968	40,522
Debentures payable	—	—	3,593	3,593	3,593
Accrued interest payable	—	37	—	37	37

	December 31, 2019
	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total Fair Value	Carrying amount
	(in thousands)
Financial Assets:
Cash and cash equivalents	$39,819	$—	$—	$39,819	$39,819
Certificates of deposits in banks	—	1,220	—	1,220	1,220
Investment securities available for sale	—	14,851	—	14,851	14,851
Investment securities held to maturity	—	—	2,596	2,596	2,596
Nonmarketable equity securities	—	1,307	—	1,307	1,307
Loans held for sale	—	4,219	—	4,219	4,219
Loans, net of allowance for loan losses	—	—	232,603	232,603	232,276
Accrued interest receivable	—	855	—	855	855

	December 31, 2019
	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total Fair Value	Carrying amount
	(in thousands)
Financial Liabilities:
Noninterest-bearing deposits	—	33,561	—	33,561	33,561
Interest-bearing deposits (non-maturity)	—	209,299	—	209,299	209,299
Interest-bearing deposits (time deposits)	—	—	31,284	31,284	31,240
Debentures payable	—	—	3,593	3,593	3,593
Accrued interest payable	—	63	—	63	63

The following summary presents the methodologies and assumptions used to estimate the fair value of the Company’s financial instruments. The Company operates as a going concern and, except for investment securities available for sale and loans held for sale, no active market exists for its financial instruments. Much of the information used to determine the fair value is highly subjective and judgmental in nature and, therefore, the results may not be precise. The subjective factors include, among other things, estimates of cash flows, risk characteristics, credit quality and interest rates, all of which are subject to change. Since the fair value is estimated as of the balance sheet date, the amounts that will actually be realized or paid upon settlement or maturity of the various financial instruments could be significantly different.

Cash and Cash Equivalents, Accrued Interest Receivable and Accrued Interest Payable

Fair value approximates the carrying amount as these are assets held for the short term, or liabilities payable in the short term, which are expected to be realized or paid at their carrying amount.

Certificates of Deposit in Banks

Fair value is estimated by discounting future contractual cash flows using interest rates currently offered for certificates of similar remaining maturities.

Investment Securities Available for Sale

Fair value is provided by a third-party investment accounting provider and considers observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, market consensus prepayment speeds, credit information and the bonds’ terms and conditions, among other things.

Investment Securities Held to Maturity

Fair value approximates carrying amount based on the short term nature of these instruments.

Nonmarketable Equity Securities

Fair value approximates carrying amount based on the securities’ redemption provisions.

Loans Held for Sale

Fair value is based on commitments in hand from investors or prevailing investor yield requirements.

Loans, Net

For fixed rate loans, fair value is estimated by discounting contractual future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining securities. For variable rate loans, fair value is estimated to be carrying amount due to the re-pricing provisions. Loans are presented net of the allowance for loan losses.

Deposits

Fair value for noninterest-bearing accounts and interest-bearing accounts with no stated maturity approximates carrying amount as these deposits are payable on demand and can be re-priced at any time. Fair value of interest-bearing time deposits is estimated by discounting future contractual cash flows using interest rates currently offered for time deposits of similar remaining maturities. Fair value measurements for deposits do not contemplate the value of any core deposit intangibles.

Debentures Payable

Fair value approximates carrying value as the rate and terms of the debentures are similar to those the Company would expect to receive for a current offering.

Off-Balance-Sheet Instruments

Fair value for off-balance-sheet instruments such as unfunded loan commitments and letters of credit is not estimated because of the difficulty in assessing the likelihood and timing of advances, and management believes that it is not feasible or practical to fairly and accurately disclose a fair value for these instruments.

NOTE 18 — TRUST SERVICES

At December 31, 2020, the Company has six trust accounts with $208,519,000 in assets. These assets are not included in the consolidated financial statements as they are not assets of the Company.

SUPPLEMENTAL CONSOLIDATING SCHEDULES

Teton Financial Services, Inc. and Subsidiary

SUPPLEMENTAL CONSOLIDATING BALANCE SHEETS

	December 31,2020
	Rocky Mountain Bank	Teton Financial Services, Inc.	Consolidating Entries	Consolidated
	(in thousands)
ASSETS
Cash and due from banks	$3,426	$395	$(395)	$3,426
Interest-bearing deposits	109,392	—	—	109,392
Federal funds sold	456	—	—	456
Cash and cash equivalents	113,274	395	(395)	113,274
Certificates of deposit in banks	980	—	—	980
Investment securities available for sale	13,269	—	—	13,269
Nonmarketable equity securities	1,304	—	—	1,304
Loans held for sale	11,773	—	—	11,773
Loans	253,740	—	—	253,740
Less allowance for loan losses	(5,699)	—	—	(5,699)
Net loans	248,041	—	—	248,041
Premises and equipment, net	13,802	—	—	13,802
Intangible assets	2,150	—	—	2,150
Accrued interest receivable	911	—	—	911
Other assets	2,048	13	(13)	2,048
Investment in Rocky Mountain Bank	—	40,761	(40,761)	—
	$407,552	$41,169	$(41,169)	$407,552
LIABILITIES
Deposits
Noninterest-bearing	$39,903	$—	$(395)	$39,508
Interest-bearing	323,679	—	—	323,679
Total deposits	363,582	—	(395)	363,187
Debentures payable	—	3,593	—	3,593
Accrued interest payable	37	—	—	37
Other liabilities	3,172	—	(13)	3,159
Total liabilities	366,791	3,593	(408)	369,976
STOCKHOLDERS’ EQUITY
Common stock	929	30,250	(929)	30,250
Capital surplus	29,991	—	(29,991)	—
Retained earnings	9,457	9,062	(9,457)	9,062
Note receivable for common stock	—	(2,120)	—	(2,120)
Accumulated other comprehensive income	384	384	(384)	384
Total stockholders’ equity	40,761	37,576	(40,761)	37,576
	$407,552	$41,169	$(41,169)	$407,552

Teton Financial Services, Inc. and Subsidiary

SUPPLEMENTAL CONSOLIDATING BALANCE SHEETS

	December 31 2019
	Rocky Mountain Bank	Teton Financial Services, Inc.	Consolidating Entries	Consolidated
	(in thousands)
ASSETS
Cash and due from banks	$5,981	$356	$(356)	$5,981
Interest-bearing deposits	33,114	—	—	33,114
Federal funds sold	724	—	—	724
Cash and cash equivalents	39,819	356	(356)	39,819
Certificates of deposit in banks	1,220	—	—	1,220
Investment securities available for sale	14,851	—	—	14,851
Investment securities held to maturity	2,596	—	—	2,596
Nonmarketable equity securities	1,307	—	—	1,307
Loans held for sale	4,219	—	—	4,219
Loans	235,108	—	—	235,108
Less allowance for loan losses	(2,832)	—	—	(2,832)
Net loans	232,276	—	—	232,276
Premises and equipment, net	14,057	—	—	14,057
Real estate held for sale	306	—	—	306
Intangible assets	2,182	—	—	2,182
Accrued interest receivable	855	—	—	855
Other assets	1,434	187	(75)	1,546
Investment in Rocky Mountain Bank	—	39,512	(39,512)	—
	$315,122	$40,055	$(39,943)	$315,234
LIABILITIES
Deposits
Noninterest-bearing	$33,917	$—	$(356)	$33,561
Interest-bearing	240,539	—	—	240,539
Total deposits	274,456	—	(356)	274,100
Debentures payable	—	3,593	—	3,593
Accrued interest payable	63	—	—	63
Other liabilities	1,091	—	(75)	1,016
Total liabilities	275,610	3,593	(431)	278,772
STOCKHOLDERS’ EQUITY
Common stock	929	30,152	(929)	30,152
Capital surplus	29,939	—	(29,939)	—
Retained earnings	8,424	8,210	(8,424)	8,210
Note receivable for common stock	—	(2,120)	—	(2,120)
Accumulated other comprehensive income	220	220	(220)	220
Total stockholders’ equity	39,512	36,462	(39,512)	36,462
	$315,122	$40,055	$(39,943)	$315,234

Teton Financial Services, Inc. and Subsidiary

SUPPLEMENTAL CONSOLIDATING STATEMENTS OF INCOME

	Year Ended December 31, 2020
	Rocky Mountain Bank	Teton Financial Services, Inc.	Consolidating Entries	Consolidated
	(in thousands)
Interest income
Loans, including fees	$12,930	$—	$—	$12,930
Taxable investment securities	506	—	—	506
Nonmarketable equity securities	67	—	—	67
Certificates of deposit in banks	35	—	—	35
Interest-bearing cash and cash equivalents	208	—	—	208
Total interest income	13,746	—	—	13,746
Interest expense
Deposits	1,690	—	—	1,690
Debentures payable	—	216	—	216
Total interest expense	1,690	216	—	1,906
Net interest income (loss)	12,056	(216)	—	11,840
Provision for loan losses	4,600	—	—	4,600
Net interest income after provision for loan losses	7,456	(216)	—	7,240
Noninterest income
Service charges on deposit accounts	152	—	—	152
Mortgage banking	1,020	—	—	1,020
Net loss on sale of investment securities	(80)	—	—	(80)
Other noninterest income	742	—	—	742
	1,834	—	—	1,834
Noninterest expense
Salaries and employee benefits	4,534	—	—	4,534
Occupancy and equipment	743	—	—	743
Data processing and software	1,140	—	—	1,140
Real estate held for sale, net	181	—	—	181
Amortization of core deposit intangible	31	—	—	31
Other noninterest expense	1,338	1	—	1,339
	7,967	1	—	7,968
Income (loss) before income tax expense	1,323	(217)	—	1,106
Income tax expense (benefit)	290	(36)	—	254
Income (loss) before equity in income of subsidiary	1,033	(181)	—	852
Equity in income of subsidiary	—	1,033	(1,033)	—
Net income	$1,033	$852	$(1,033)	$852

Teton Financial Services, Inc. and Subsidiary

SUPPLEMENTAL CONSOLIDATING STATEMENTS OF INCOME

	Year Ended December 31, 2019
	Rocky Mountain Bank	Teton Financial Services, Inc.	Consolidating Entries	Consolidated
	(in thousands)
Interest income
Loans, including fees	$13,013	$—	$—	$13,013
Taxable investment securities	432	—	—	432
Nonmarketable equity securities	68	—	—	68
Certificates of deposit in banks	39	—	—	39
Interest-bearing cash and cash equivalents	1,002	—	—	1,002
Total interest income	14,554	—	—	14,554
Interest expense
Deposits	2,174	—	—	2,174
Debentures payable	—	216	—	216
Total interest expense	2,174	216	—	2,390
Net interest income (loss)	12,380	(216)	—	12,164
Provision for loan losses	2,410	—	—	2,410
Net interest income after provision for loan losses	9,970	(216)	—	9,754
Noninterest income
Service charges on deposit accounts	171	—	—	171
Mortgage banking	488	—	—	488
Other noninterest income	701	—	—	701
	1,360	—	—	1,360
Noninterest expense
Salaries and employee benefits	4,089	—	—	4,089
Occupancy and equipment	712	—	—	712
Data processing and software	908	—	—	908
Real estate held for sale, net	78	—	—	78
Amortization of core deposit intangible	188	—	—	188
Other noninterest expense	1,316	61	—	1,377
	7,291	61	—	7,352
Income (loss) before income tax expense	4,039	(277)	—	3,762
Income tax expense (benefit)	844	(56)	—	788
Income (loss) before equity in income of subsidiary	3,195	(221)	—	2,974
Equity in income of subsidiary	—	3,195	(3,195)	—
Net income	$3,195	$2,974	$(3,195)	$2,974